SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (date of earliest event reported): September 29, 2011


                          SYNERGY RESOURCES CORPORATION
                          -----------------------------
             (Exact name of Registrant as specified in its charter)


        Colorado                      None                     20-2835920
  --------------------------  ---------------------       ----------------------
(State or other jurisdiction  (Commission File No.)       (IRS Employer
      of incorporation)                                   Identification No.)



                                20203 Highway 60
                           Platteville, Colorado 80651
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          (Address of principal executive offices, including Zip Code)


             Registrant's telephone number, including area code: (970) 737-1073
                                                                 --------------

                                       N/A
                        --------------------------------
          (Former name or former address if changed since last report)

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Item 1.01   Entry into a Material Definitive Agreement.

     On September 29, 2011 the Company's Board of Directors approved the acquisition of oil and gas leases from Ed Holloway, a director of the Company and the Company's Chief Executive Officer. The Company paid Mr. Holloway $30,700 for the assignment of his interests in the leases.

     Both leases are located in the Wattenberg Field of the D-J Basin (Weld County, Colorado). One lease covers approximately 92 gross acres and one producing oil well. The Company has a 6.95% working interest (5.56% net revenue interest) in the leased acreage and the producing well. One lease covers approximately 213 gross acres and one producing oil well. The Company has a 12.30% working interest (9.59% net revenue interest) in the leased acreage and the producing well.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: Setpember 29, 2011


                                    SYNERGY RESOURCES CORPORATION


                                    By: /s/ Ed Holloway
                                        -------------------------------------
                                        Ed Holloway, President

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